EXHIBITS 5.1 AND 23.1

OPINION AND CONSENT OF BROAD AND CASSEL

One Biscayne Tower, 21st Floor 2 South Biscayne Boulevard Miami, Florida 33131-1811 Telephone: 305.373.9400 Facsimile: 305.373.9443 www.broadandcassel.com

April 29, 2013

Federated National Holding Company
14050 N.W. 14th Street, Suite 180
Sunrise, FL 33323

Re:	Federated National Holding Company (the “Company”)
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for the Company with respect to the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Form S-8”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion with respect to:

(1) the issuance of up to 1,000,000 shares (the “2012 Plan Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be awarded under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) or issued upon the exercise of options and stock appreciation rights that may be granted under the 2012 Plan;

(2) the resale from time to time of up to 60,000 restricted shares (the “March 2013 Restricted Shares”) of the Company’s Common Stock awarded in March 2013 to the Company’s directors and executive officers under the 2012 Plan; and

(3) the resale from time to time of up to 284,004 shares (the “Option Shares”) of the Company’s Common Stock issuable upon the exercise of currently outstanding and vested stock options granted under the Company’s 1998 Stock Option Plan, as amended, and 2002 Stock Option Plan, as amended, to directors and executive officers of the Company, both of which plans have expired (the “Expired Plans,” and together with the 2012 Plan, the “Plans”), and the grants of which options were covered by previously filed Registration Statements on Form S-8.

As counsel to the Company, we have examined the Form S-8, including the related reoffer prospectus included therein; the Plans; original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others; and such other documents as we deem relevant and necessary for the opinions expressed in this opinion letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

April 29, 2013

Based on, and subject to, the foregoing, we are of the opinion that:

(a)           When issued in accordance with the terms of the 2012 Plan, the 2012 Plan Shares will be legally issued, fully paid and non-assessable;

(b)           The March 2013 Restricted Shares have been legally issued, and are fully paid and non-assessable; and

(c)           When issued upon exercise of, and in accordance with the terms of, the outstanding options granted under the Expired Plans, the Option Shares will be legally issued, fully paid and non-assessable.

Our opinions set forth herein are further subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form S-8. We also consent to the reference to our firm under the heading "Legal Matters" in the Form S-8. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is limited to the specific matters addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should any applicable law change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,

BROAD AND CASSEL

BOCA RATON • DESTIN • FT. LAUDERDALE • MIAMI • ORLANDO • TALLAHASSEE • TAMPA • WEST PALM BEACH